EXHIBIT 10.1

AMENDMENT NO. 1 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement") is effective as of this 31st day of August, 2015 (the “Effective Date”), between Sinclair Broadcast Group, Inc., a Maryland corporation ("SBG"), and Barry M. Faber ("Employee").

R E C I T A L S

A.    SBG and Employee are parties to that certain Amended and Restated Employment Agreement dated November 11, 2011 (the “Original Agreement”).

B.    SBG and Employee previously entered into an Amendment No. 1 to the Original Agreement dated August 28, 2015 (the “Initial Amendment”), which the parties have agreed to replace with this Amendment.

C.    Employee is an “Eligible Individual” as defined in that certain Sinclair Broadcast Group, Inc. Post - 2004 Executive Deferred Compensation Plan II and desires to consider deferring a portion of the Special Longevity Bonus (as defined in the Original Agreement.)

D.    The parties hereto desire to amend certain provisions of the Original Agreement pursuant to the terms and conditions of this Agreement. Capitalized terms used in this Agreement and not otherwise defined shall have the meaning ascribed to such terms in the Original Agreement.

NOW, THEREFORE, IN CONSIDERATION OF the mutual covenants herein contained, the parties hereto agree as follows:

1.    The Recitals set forth above are true and accurate in each respect.

2.    The Initial Amendment is rendered void ab initio.

3.    The Original Agreement is hereby amended as follows:

(a)     Section 8.1 of the Original Agreement is hereby deleted in its entirety and inserted in lieu thereof shall be the following:

“8.1.    Achievement of Longevity.

(a)Provided that Employee is continuously employed by SBG (including, if applicable, any employment with Sinclair Communications, Inc.) from the Effective Date through the earliest of either (a) September 3, 2016 (the "Longevity Effective Date"), (b) the “Change in Control Date” defined in Section 8.3 of this Agreement or (c) the termination of this Agreement pursuant to Sections 4.1(a)(1), 4.1(a)(2), 4.1(a)(5) or 4.1(a)(6) hereof, then Employee shall be entitled to the payment of either (i) Two Million Five Hundred Thousand Dollars and no cents ($2,500,000.00) (the “Special Longevity Bonus”) or such applicable percentage thereof see - Sections 4.2(a)(4), 4.2(b)(4) or such increased amount see - Sections 8.1(b) in the manner provided in Section 8.2 of this Agreement upon such date, which shall be Employee’s “Earned Bonus Date.”

(b)SBG and Employee agree that the Special Longevity Bonus shall be increased by Five

Hundred One Thousand Dollars and no cents ($501,000) to Three Million One Thousand Dollars and no cents ($3,001,000) in the event Employee elects to defer not less than ninety seven percent (97%)of such amount under that certain Sinclair Broadcast Group, Inc. Post - 2004 Executive Deferred Compensation Plan II, as amended (the “Deferred Compensation Plan”) by executing a Deferral Election Form in the form attached as Exhibit A hereto.”

4.    Except as expressly modified in this Agreement, the Original Agreement continues in full force and effect as if set forth specifically herein.

5.    The term "this Agreement" as used in the Original Agreement shall mean the Original Agreement as amended and modified by the terms herein unless the context clearly indicates or dictates a contrary meaning. This Agreement may not be amended, changed, modified, altered, or terminated without in each instance the prior written consent of SBG and the Employee.

6.    This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one agreement.

[THE SIGNATURES OF THE PARTIES APPEAR ON THE IMMEDIATELY FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

SINCLAIR BROADCAST GROUP, INC.
(on behalf of itself and any applicable Sinclair Entities)

By:    /s/ Donald Thompson
Name:    Donald Thompson
Title:    SVP, HR

EMPLOYEE:

Barry M. Faber
Barry M. Faber

Exhibit A

See Attached

Sinclair Broadcast Group Executive Deferred Compensation Plan
Special Longevity Bonus - Deferral Election Form

Participant Information (please print)

Last Name First Name Middle Initial
Street Address City State Zip Code
Last Four Digits of SSN Daytime Phone Home Phone Email Address
Deferral Election
_____ I elect to defer% (97-100%)of my Special Longevity Bonus _____ I hereby decline to defer my Special Longevity Bonus
Distribution Election
I elect to have my Special Longevity Bonus account paid as follows, subject to the applicable terms of the plan.

I elect to have my deferrals paid:
____ Retirement

____ Scheduled Withdrawal Year: _________ (No earlier than)

* The initial installment will be valued on January 1st in the year you elect.

Distribution Method
Lump Sum
____Lump Sum Payment

Annual Installments
____Substantially Equal Annual Installments Over(2 through 10) Years.*

*Subsequent installments, if any, will be valued January 1st of each applicable year.

Investment Election
I elect to have my deferral track the performance of the following investment funds in the allocation percentages indicated below (must be in whole percentages).
Participant Acknowledgment and Signature

I understand that I must meet certain eligibility requirements in order to participate in this Plan. I also understand that the Sinclair Broadcast Group Executive Deferred Compensation Plan is unfunded and is not protected against company insolvency and my right to receive payments from my account is a claim against the general assets of Sinclair Broadcast Group as an unsecured general creditor. I may not sell, encumber, pledge, assign or otherwise alienate the amount held in my account.

I understand that my deferral election is an irrevocable election. I may modify my investment elections and beneficiary elections at any time through Nolanlink.com.

_____________________ _______________
Participant Signature Date

Please return signed and completed form to:
The Nolan Financial Group, 6720B Rockledge Dr, Suite 140, Bethesda, MD 20817 Phone: 888-907-8633 Fax: 888-630-3060
Email: sbg@nolanfinancial.com